SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT                                |X|
FILED BY A PARTY OTHER THAN THE REGISTRANT             |_|
Check the appropriate box:
|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to Rule 14a-12

                                 TECHEDGE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid:

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|_|    Fee previously paid with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount Previously Paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing Party:

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(4)    Date Filed:

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

                                  TECHEDGE INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2006

TO THE STOCKHOLDERS OF TECHEDGE INC:

The Annual Meeting of the Stockholders of Techedge, Inc., a Delaware corporation (the "Company'), will be held on May 31, 2006, at 2:00 p.m. (EST), at 33 Wood Avenue South, Iselin, New Jersey for the following purposes:

1. To elect three (3) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Patrizio & Zhao, LLC as the independent registered public accounting firm of the Company for its 2006 fiscal year; and

3. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 10, 2006 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                             By Order of the Board of Directors,

                                                                       /s/ Ya Li
                                             -----------------------------------
                                                                           Ya Li
                                                             Corporate Secretary

Iselin, New Jersey
April 12, 2005

                                  TECHEDGE INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2006

                                  INTRODUCTION

Your proxy is solicited by the Board of Directors of Techedge Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 31, 2006, at 2:00 p.m. (EST), at 33 Wood Avenue South, Iselin, New Jersey 08830 and at any adjournment thereof (the "Annual Meeting"), for the following purposes:

1. To elect three (3) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Patrizio & Zhao, LLC as the independent registered public accounting firm of the Company for its 2006 fiscal year; and

3. To transact such other business as may properly come before the meeting.

The Board of Directors has set April 10, 2006 as the record date (the "Record Date") to determine those holders of common stock, who are entitled to notice of, and to vote at the Annual Meeting. The Company expects that the Notice of Annual Meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about April 28, 2006.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

You can vote your shares of common stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 82,455,000 shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one (1) vote on matters presented at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. A proxy card may be revoked by a stockholder at any time before its exercise at the Annual Meeting by giving Ya Li, our Secretary, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

HOW ARE VOTES COUNTED?

We will have a quorum and hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.

The election of directors under proposal 1 requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of Directors. Proposals 2 shall be approved upon the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter for approval. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

Brokers holding shares of the Company's common stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the Company's independent auditors. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable law, "broker non-votes" on any other non-routine proposal would not be considered entitled to vote on that proposal and will, therefore, have no legal effect on the vote of that particular matter.

WHO PAYS FOR THIS PROXY SOLICITATION?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.

                     GENERAL INFORMATION ABOUT THE PROPOSAL

WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

In proposal 1, we are seeking the election of three (3) directors to serve on the board of directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

In proposal 2, we are seeking ratification of the appointment of Patrizio & Zhao, LLC as the independent registered public accounting firm of the Company for its 2006 fiscal year.

WHY IS TECHEDGE SEEKING STOCKHOLDER APPROVAL FOR THESE PROPOSALS?

PROPOSAL NO. 1: The Delaware General Corporate Law requires corporations to hold elections for directors each year.

PROPOSAL NO. 2: The Company appointed Patrizio & Zhao, LLC as the independent registered public accounting firm of the Company for its fiscal year 2006. The Company elects to have its stockholders ratify such appointment.

                      OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 82,455,000 shares of common stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of common stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of common stock are not entitled to cumulate their votes for the election of directors.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of April 10, 2006, the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Company's common stock; (ii) each director and nominee for election to the Board of Directors; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. The address for those persons for whom an address is not otherwise indicated is c/o Techedge, Inc., 33 Wood Avenue South, 7th Floor, Iselin, New Jersey 08830.

                                                     NUMBER OF     % OF COMMON
                                                     SHARES        STOCK
                                                     BENEFICIALLY  BENEFICIALLY
NAME OF BENEFICIAL OWNER                             OWNED**       OWNED**
---------------------------------------------------- ------------  -------------
SB China Holdings PTE Ltd. (1)                       11,928,935      14.47%
---------------------------------------------------- ------------  -------------
UTStarcom Inc. (2)                                   11,928,935      14.47%
---------------------------------------------------- ------------  -------------
Pacific Century Fund LLC (3)                         15,836,112      19.21%
---------------------------------------------------- ------------  -------------
PZW Family LLP (4)                                   18,556,209      22.50%
---------------------------------------------------- ------------  -------------
Peter Wang (5)                                       26,990,231      32.41%
---------------------------------------------------- ------------  -------------
Ya Li (6)                                               800,200       0.96%
---------------------------------------------------- ------------  -------------
Wind Chen (7)                                           510,120         *
---------------------------------------------------- ------------  -------------
Charles Xue                                             137,500         *
---------------------------------------------------- ------------  -------------
All Directors and Executive Officers
as a Group (4 persons)                               28,438,051      33.57%
---------------------------------------------------- ------------  -------------

* Indicates less than one percent.

** Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(1) The address for SB China Holdings PTE Ltd. is 28F-A Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, PRC China.

(2) The address for UTStarcom, Inc., is 1275 Harbor Bay Parkway, Alameda, California 94502.

(3) Peter Wang, Techedge's Chief Executive Officer and Chairman of the Board of Directors, Ya Li, Techedge's Chief Financial Officer, and Wind Chen, Techedge's Chief Operating Officer, are each members of Pacific Century Fund LLC owning 28.38%, 30.38% and 3.77%, respectively, of the ownership interests of Pacific Century. The address for Pacific Century Fund LLC is 68 Cottonwood Court, Monmouth Junction, New Jersey 08852.

(4) PZW Family LLP is 20% owned by Peter Wang. The address for PZW Family LLP is 58261 Melton Road, Hillard, Florida 32046.

(5) Includes 3,976,336 shares held by MAC Wireless/PW LLC which is 80% owned by Mr. Wang, 1,325,469 shares held by Hangzhou Joray Electronics CO Ltd. which is 50% owned by Mr. Wang, 18,556,209 shares held by PZW Family LLP which is 20% owned by Mr. Wang, and 812,700 shares issuable upon exercise of Currently Exercisable Options. As the owner of 50% of the equity interests in Hangzhou Joray Electronics, Mr. Wang shares voting and investment power over the shares of Techedge common stock held by Hangzhou Joray Electronics. As one of the general partners of PZW Family LLP, Mr. Wang shares voting and investment power over the shares of Techedge common stock held by PZW Family LLP. Mr. Wang disclaims beneficial ownership of the shares held by MAC Wireless/PW LLC, Hangzhou Joray Electronics, and PZW Family LLP except to the extent of his pecuniary interest in the shares.

(6) Includes 800,200 shares issuable upon exercise of Currently Exercisable Options.

(7) Includes 510,120 shares issuable upon exercise of Currently Exercisable Options.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

Three (3) director nominees are seeking to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the names of the directors and executive officers of the Company as of Record Date.

NAME                   AGE          TITLE
-----------------      --------     --------------------------------------------
Peter Wang             51           Chairman, Chief Executive Officer
Ya Li                  36           Chief Financial Officer, Director, Secretary
Charles Xue            53           Director
Wind Chen              49           Chief Operating Officer

Executive officers of the Company are appointed at the discretion of the Board of Directors with no fixed term. There are no family relationships between or among any of the executive officers or directors of the Company.

INFORMATION ABOUT DIRECTOR NOMINEES

Set forth below is certain information with respect to each director nominee.

Peter Wang, 51, has served as the Director and Chief Executive Officer of CQCL since September 2000, and our Chairman and Chief Executive Officer since our acquisition of CQCL in June 2004. Mr. Wang co-founded and successfully built Unitech Telecom (renamed UTStarcom) as well as several other technology/service ventures. Mr. Wang has more than 20 years of experience in the telecommunication equipment and services industry and has held management, operations, and research and development positions in companies such as AT&T Bell Labs and Racal-Milgo Information System.

Ya Li, 36, has served as the Chief Operating Officer and a Director of CQCL since March 2002, our Chief Financial Officer and a Director since our acquisition of CQCL in June 2004, and our Chief Operating Officer from June 2004 to March 2005. From August 1998 to March 2000, Mr. Li was the Chairman and Chief Executive Officer of Global Villager Inc., which he founded and which was acquired by Startec Global Communications Inc., a telecommunications carrier focused on ethnic markets, in March 2000. Mr. Li has a B.S. in engineering from the University of Science & Technology of China, a M.S. in computer science from Temple University, and completed the two-year Management Program from the University of Pennsylvania's Wharton School of Business. From 1994 to 1999, Mr. Li worked in the information, telecommunications, and financial industries for Bell Atlantic, Donaldson Lufkin and Jenrette, Lehman Brothers, and Morgan Stanley. Mr. Li has served as a Director for the Chinese Finance Society, Council on U.S.-China Affairs, and China Chamber of Commerce in the U.S.

Charles Xue, 53, has served as a Director of CQCL since May 2002, and one of our Directors since our acquisition of CQCL in June 2004. Since 2001, Mr. Xue has served as Chairman of PRCEDU.com, one of the largest online education companies in China. Mr. Xue co-founded Unitech Telecom, which was renamed UTStarcom, Inc., and served as its Chairman from 1990 to 1996 and as its Vice-Chairman from 1996 to 2002. Mr. Xue founded 8848.net, a leading e-commerce site in China, and has served as its Chairman since 1998.

The Board of Directors will vote the proxies "FOR" the election of all of the above-named nominees unless you indicate that the proxy shall not be voted for all or any one of the nominees. Nominees receiving a plurality of the votes cast will be elected as directors. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR SET FORTH HEREIN.

CORPORATE GOVERNANCE AND RELATED MATTERS

      BOARD AND COMMITTEE MEETINGS

The Board of Directors held two meetings during 2005. No director attended less than 75% of the meetings of the Board.

The Board of Directors does not have an audit committee, a compensation committee or a nominating committee. The entire Board of Directors assumes the duties that would be delegated to these committees. The Board of Directors has 1 member, Charles Xue, who is independent as defined in The Nasdaq Stock Market listing standards currently in effect. The Company does not have a policy with regard to Board members' attendance at annual meetings of stockholders. The Company held an annual meeting of stockholders on May 20 2005 at 33 Wood Avenue South, Iselin, New Jersey..

The Board of Directors intends to expand the size of the board of directors, seek additional independent directors, and create an audit committee, a compensation committee, and a nominating committee in the future.

      NOMINATING COMMITTEE

The Board of Directors does not have a standing nominating committee. The entire Board of Directors assumes the duties that would be delegated to a nominating committee. The Board of Directors does not have a charter governing its duties with respect to the nomination process.

The Board of Directors accepts director nominations made by stockholders. The Board of Directors may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, they evaluate the entirety of each candidate's credentials and do not have any specific minimum qualifications that must be met by a nominee. They will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. They will not evaluate candidates differently based on who has made the recommendation

For consideration by our Board of Directors, the submission of a candidate must be in writing and must be sent to the attention of our Secretary, 33 Wood Avenue South, 7th Floor, Iselin, New Jersey 08830, no later than December 16, 2006 to ensure adequate consideration at our 2007 annual meeting.

      AUDIT COMMITTEE

The Board of Directors does not have a standing Audit Committee. The entire Board of Directors assumes the duties that would be delegated to an Audit Committee. The Board of Directors does not have a charter governing its duties with respect to the Audit process.

The Board of Directors has determined that all of the members of the Board of Directors qualify as an "audit committee financial expert" under the Securities and Exchange Commission's definition.

REPORT OF THE BOARD OF DIRECTORS ACTING AS THE AUDIT COMMITTEE

The Board of Directors is responsible for oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that one of its members, Charles Xue, is "independent" as required by applicable listing standards of the Nasdaq Stock Market. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the Board of Directors has reviewed and discussed the audited financial statements with management and the independent auditors. The Board of Directors has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as currently in effect. Finally, the Board of Directors has received written disclosures and the letter from the independent auditors required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors' independence.

Based upon the reports, review and discussions described in this report, the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS OF TECHEDGE, INC.

Peter Wang
Ya Li
Charles Xue

April 12, 2006

      COMPENSATION COMMITTEE

The Company does not have a standing compensation committee. The entire Board of Directors assumes the duties that would be delegated to a compensation committee. The Board of Directors does not have a charter governing its duties with respect to compensation matters.

      CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive officer, our principal financial officer, and our principal accounting officer. The Code of Ethics is publicly available through a hyperlink located on the investor relations page of our website, at http://www.techedge.com/CoE.asp. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, that applies to anyone subject to the Code of Ethics, we will disclose the nature of such amendment or waiver on the website or in a report on Form 8-K in accordance with applicable SEC rules.

      PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS.

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o Techedge Inc., 33 Wood Avenue South, 7th Floor, Iselin, New Jersey 08830, USA, or send an e-mail to BoD@Techedgeinc.net. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE

The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during each of the Company's last three fiscal years to each named executive officer.

                           Summary Compensation Table

                                                                     Long-Term
                                            Annual Compensation    Compensation
                                                                      Awards

                                                                    Securities
                                                                    Underlying
 Name and Principal Position     Year       Salary         Bonus      Options
 ---------------------------     ----       ------         -----      -------

Peter Wang (1)                   2005    $ 75,000(2)      $   --          --(3)
  Chief Executive Officer        2004          --(4)      $   --     662,700
                                 2003          --             --          --

Ya Li  (1)                       2005    $140,000(5)                      --(6)
  Chief Financial Officer        2004    $ 81,667(7)      $   --     662,700
                                 2003          --             --          --

Eugene Chen (8)                  2005    $120,000(9)      $   --          --(10)
  Former Chief Operating         2004          --             --          --
Officer
                                 2003          --             --          --

Wind Chen (11)                   2005    $      0         $   --          --(12)
  Chief Operating Officer        2004          --             --
                                 2003          --             --          --

-------------

(1) Began employment with Techedge after its acquisition of CQCL in June 2004.

(2) Includes $69167 of salary the payment of which has been deferred.

(3) Mr. Peter Wang received a stock option grant of 300,000 shares in January 2006 at an exercise price of $0.52 per share, 100,000 of which is immediately vested and the rest is to be vested in 12 months by the end of 2006.

(4) Prior to the commencement of employment with Techedge, Mr. Wang earned $20,000 in salary from CQCL during 2004, the payment of which has been deferred. Mr. Wang earned $80,000 in salary from CQCL during 2003, the payment of which has been deferred, and $120,000 in salary from CQCL during 2002, the payment of which has been deferred.

(5) Includes $32,817 of salary the payment of which has been deferred.

(6) Mr. Ya Li received a stock option grant of 250,000 shares in January 2006 at an exercise price of $0.52 per share, 100,000 of which is immediately vested and the rest is to be vested in 12 months by the end of 2006.

(7) Includes $71,667 of salary the payment of which has been deferred. Prior to the commencement of employment with Techedge, Mr. Li earned $58,333 in salary from CQCL during 2004, the payment of which has been deferred. Mr. Li earned $146,667 in salary from CQCL during 2003, the payment of $81,278 of which has been deferred, and $126,155 in salary from CQCL during 2002, the payment of $47,308 of which has been deferred.

(8) Mr. Eugene Chen served as our Chief Operating Officer between March and November 2005.

(9) Includes $109,500 of salary the payment of which has been deferred.

(10) Mr. Eugene Chen received a stock option grant of 100,000 shares in January 2006 at an exercise price of $0.52 per share, all of which is immediately vested.

(11) Mr. Wind Chen served as our Chief Operating Officer since November 29, 2005. Mr. Wind Chen did not receive any compensation during 2005.

(12) Mr. Wind Chen received a stock option grant of 150,000 shares in January 2006 at an exercise price of $0.52 per share, 100,000 of which is immediately vested and the rest is to be vested in 12 months by the end of 2006.

      OPTION GRANTS DURING 2005 FISCAL YEAR

      The following table contains information regarding the grant of stock options to the Named Executive Officers during the year ended December 31, 2005. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), the following table sets forth the hypothetical gains or "options spreads" that would exist for the respective options assuming rates of annual compound price appreciation in the Company's common stock of 5% and 10% from the date the options were granted to their final expiration date.

                                 Options/SAR Grants in Last Fiscal Year
                  --------------------------------------------------------------
                                          Individual Grants
                  --------------------------------------------------------------
                   Number of      % of Total
                   Securities    Options/SARs
                   Underlying     Granted to
                  Options/SARs   Employees in    Exercise or   Expiration   Grant Date
    Name           Granted(#)     Fiscal Year    Base Price       Date      Market Value
    ----           ----------     -----------    ----------       ----      ------------

Peter Wang.....        0              --         $      --          --           --
Ya Li..........        0              --                --          --           --
Wind Chen......        0              --                --          --           --

-------------

      EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL

On November 29, 2005, the Board of Directors of Techedge, Inc., appointed Wind Chen as its new Chief Operating Officer. There is no employment contract for Wind Chen's appointment.

      COMPENSATION OF DIRECTORS

Directors do not receive cash compensation from us for the services they provide as directors, although all of the Company's directors are reimbursed for out-of-pocket expenses relating to attendance at board and committee meetings.

Charles Xue, the Company's only independent director, received a stock option grant of 250,000 shares in January 2006 at an exercise price of $0.52 per share, 100,000 of which is immediately vested for his past service and the rest is to be vested in 12 months by the end of 2006.

      INDEMNIFICATION

The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the General Corporation Law of the State of Delaware. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

      EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information as of December 31, 2005, about the Company's common stock that may be issued upon the exercise of options and rights under the Company's 2003 Non-Statutory Stock Option Plan, the CQCL 2001 Stock Plan, and the Company's 2005 Equity Compensation Plan. These plans were the Company's only equity compensation plans in existence as of December 31, 2005. No options have been granted under the 2003 Non-Statutory Stock Option Plan, and subsequent to December 31, 2004, the Board of Directors terminated the 2003 Non-Statutory Stock Option Plan.

------------------------------------------------------------------------------------------------------------
                                                                                             (c)
                                                                                     Number of Securities
                                                                                      Remaining Available
                                            (a)                                       For Future Issuance
                                    Number Of Securities             (b)                 Under Equity
                                      To Be Issued Upon       Weighted-Average        Compensation Plans
                                         Exercise Of         Exercise Price Of            (Excluding
                                    Outstanding Options,    Outstanding Options,          Securities
          Plan Category              Warrants and Rights    Warrants and Rights     Reflected In Column (a))
------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Stockholders............           --(1)               $  --                 8,500,000(2)
------------------------------------------------------------------------------------------------------------
Equity Compensation
Plans Not Approved
by Stockholders.....................    3,712,115(3)               $0.20                        --(4)
                                        ---------                  -----
------------------------------------------------------------------------------------------------------------

TOTAL                                   3,712,115                  $0.20                 8,500,000
                                        =========                  =====                 =========

------------------------------------------------------------------------------------------------------------

----------

(1) On January 24, 2006, the Company granted 2,701,000 options under the Techedge 2005 Equity Compensation Plan, of which 1,901,000 are fully vested, to purchase shares of common stock at an exercise price of $0.52, to officers, employees and consultants of the Company.

(2) Represents shares of Techedge common stock that remain available for future issuance under Techedge 2005 Equity Compensation Plan.

(3) Represents shares of our common stock issuable upon exercise of options to purchase CQCL ordinary shares that we assumed as a result of our acquisition of CQCL in June 2004. 554,569 shares were cancelled or expired in 2005.

(4)  After  the  Techedge  2005  Equity   Compensation   Plan  was  approved  by
shareholders, no additional options to purchase shares of common stock will be granted under the CQCL 2001 Stock Plan.

Description of the CQCL 2001 Stock Plan

      Adoption and Shares Reserved. Our board of directors approved the assumption of the CQCL 2001 Stock Plan in August 2004 in connection with our acquisition of CQCL. The 2001 Stock Plan provides for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options to our employees, directors and consultants.

The 2001 Stock Plan provides that the maximum aggregate number of shares that may be subject to option and sold pursuant to the plan is 11,557,488 shares. We are required to reserve and keep available such number of shares to satisfy the requirements of the plan.

      Administration. Our board of directors or a committee of our board administers the 2001 plan. The administrator has the power to determine the fair market value of the shares, select the employees, directors or consultants to whom options are to be granted, the terms of the options granted, including the exercise price, the number of shares covered by each option, form of consideration, terms of exercisability of the options and vesting acceleration or waiver of forfeiture restrictions.

      Exercise Price. The administrator determines the exercise price of options granted under the 2001 plan, subject to the following requirements: (i) the exercise price of incentive stock options shall be no less than 100% of the fair market value per share, and for incentive stock options granted to employees who own greater than 10% of the voting power of all classes of our stock, the exercise price shall be no less than 110% of the fair market value per share; and (ii) the exercise price of nonstatutory stock options shall be no less than 85% of the fair market value per share, and for nonstatutory stock options granted to employees, directors or consultants who own greater than 10% of the voting power of all classes of stock, the exercise price shall be no less than 110% of the fair market value per share. The exercise price may differ from the above requirements on options issued pursuant to a merger or other corporate transaction. The term of an option may not exceed 10 years from the date of grant, except in the case of incentive stock options granted to employees owning more than 10% of the voting power of all of our classes of stock, in which case the term shall be no more than 5 years.

      Termination of Employment. After termination of one of our employees, directors or consultants, that person may exercise an option for the period of time stated in the option agreement. In the case of termination of one of our employees, directors or consultants due to death or disability, the option will remain exercisable for 6 months following the date of termination. In all other cases, in the absence of a period of time in the option agreement, to the extent the option is vested the option will remain exercisable for 30 days following the date of termination. To the extent that an option is not exercised within the applicable time period, the unexercised option is reverted to the plan. If on the date of termination, the option is not fully vested, the unvested portion of the option is reverted to the plan.

      Non-Transferability of Options. Our 2001 plan generally does not allow for the transfer of options, except by will or the laws of descent, and only the holder of an option may exercise the option during the holder's lifetime.

      Adjustments upon Merger or Asset Sale. Our 2001 plan provides that the Administrator may allow holders to exercise options in the event of a proposed dissolution or liquidation of the company. The plan also provides that if we merge with another corporation, sell all or substantially all of our assets, the successor corporation will assume or provide a substitute for each option. If the outstanding options are not assumed or substituted, the options shall terminate as of the date of the merger or asset sale.

      Amendment and Termination. Our 2001 plan will automatically terminate ten years from the effective date of the plan or the latest Board approval of an increase in the number of shares reserved for issuance under the plan, unless we terminate it sooner. Our board of directors has the authority to amend, suspend or terminate the plan provided it does not adversely affect any option previously granted under it.

Description of the 2005 Equity Compensation Plan

      Administration. The 2005 Plan will be administered by a duly authorized committee appointed by the Board of Directors and charged with administration of the 2005 Plan. The Committee may grant options to purchase shares of the Company's common stock, stock purchase rights and restricted or unrestricted stock awards ("awards") of shares of common stock to eligible employees, directors and consultants, determine the terms and conditions of each option, stock purchase right or award and adopt, amend and rescind rules and regulations for the administration of the 2005 Plan. No options, stock purchase rights or awards may be made under the Plan after April 14, 2015, but the 2005 Plan shall continue thereafter while previously granted options, stock purchase rights or awards remain subject to the 2005 Plan.

      Employees, Directors and Consultants Eligible to Receive Options or Awards Under the 2005 Plan. Persons eligible to receive options, stock purchase rights or awards under the 2005 Plan are those employees, directors and consultants of Techedge and its subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to our success.

      Shares Subject to the 2005 Plan. Subject to adjustments set forth in the 2005 Plan, the aggregate number of shares of common stock available for issuance in connection with options granted under the 2005 Plan will be 8,500,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. If any option granted under the 2005 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option or award was forfeited shall be available for future grants within certain limits under the 2005 Plan. No director, employee or consultant may receive awards of or relating to more than 4,000,000 shares of Techedge's common stock in the aggregate in any year.

      Terms and Conditions of Options. The Committee determines the exercise price of options granted under the 2005 Plan. The exercise price of incentive stock options, however, must be at least equal to the fair market value per share of common stock (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder) issuable upon exercise of the option at the time the incentive option was granted. No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant. Options issued under the 2005 Plan will be exercisable at such time or times as the Committee prescribes at the time of grant. Unless otherwise determined by the Committee, options will generally be exercisable as to 12.5% of the shares of common stock underlying such option 6th months after the date of grant and as to 1/42 of the remaining shares subject to the option each month thereafter.

      Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Committee is also authorized to establish a cashless exercise program.

      No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient's lifetime an option may be exercised only by the recipient. Unless otherwise determined by the Committee, options that are exercisable at the time of a recipient's termination of service with Techedge will continue to be exercisable for three months (twelve months if the optionee terminates service due to death or disability).

      Terms and Conditions of Stock Purchase Rights. Stock purchase rights may be issued either alone, or in tandem with, options or other awards under the 2005 Plan. A stock purchase right allows a recipient to purchase a share of common stock at a price determined by the Committee. The Company will have the right to repurchase the shares of common stock that are the subject to the award upon the recipient's termination of service. Unless otherwise determined by the Committee, the Company's right of repurchase will lapse as to 12.5% of the purchased shares 6 months after the date of grant and will lapse as to 1/42 of the remaining purchased shares each month thereafter.

      Terms and Conditions of Restricted Stock Awards. The Committee may also grant a restricted stock award to any eligible employee, director or consultant. Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with the Company prior to the award having vested. Unless otherwise determined by the Committee, 12.5% of the shares subject to a restricted stock award will vest 6 months after the date of grant and as to 1/42 of the remaining shares each month thereafter. Unless otherwise determined by the Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

      Terms and Conditions of Unrestricted Stock Awards. The Committee may grant unrestricted stock awards to any eligible employee, director or consultant.
Unrestricted shares do not require any payment by the recipient and are not subject to forfeiture.

      In the event of a consolidation or merger in which Techedge is not the surviving corporation or which results in the acquisition of substantially all Techedge's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all Techedge's assets, the 2005 Plan provides that all outstanding options will become exercisable, unless the successor entity assumes such options, and that the Company's right of repurchase with respect to shares covered by all outstanding stock purchase rights and all restrictions with respect to restricted stock awards will lapse.

      The Board may at any time amend the 2005 Plan for the purpose of satisfying the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of common stock available under the 2005 Plan, (b) change the group of individuals eligible to receive options and/or purchase grants, or (c) extend the term of the 2005 Plan.

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, there has not been nor is there proposed any transaction or series of similar transactions to which we were or are to be a party in which:

      o     The amount involved exceeds $60,000; and

      o In which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest other than:

            - compensation agreements and other arrangements, that are described where required under "Executive Compensation;"

            -     the transactions described below:

On April 26, 2005, Techedge, Inc., completed a private placement with Pacific Century Fund LLC of 95,000 shares of common stock at a purchase price of $1.00 per share, or gross proceeds of $95,000, and, for no additional consideration, a cashless 2-year warrant to purchase additional 95,000 shares at an exercise price of $1.50 per share. Under the agreement, Techedge granted Pacific Century the right to include the shares that it purchased in any registration statement that Techedge might subsequently file (other than a registration statement on Form S-4, S-8 or other limited purpose form), subject to cutback in the case of an underwritten offering.

Peter Wang, Techedge's Chief Executive Officer and Chairman of the Board of Directors, Ya Li, Techedge's Chief Financial Officer, and Wind Chen, Techedge's Chief Operating Officer, are each members of Pacific Century Fund LLC owning 28.38%, 30.38% and 3.77%, respectively, of the ownership interests of Pacific Century.

                                   PROPOSAL 2
                     RATIFICATION OF THE APPOINTMENT OF THE
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Patrizio & Zhao, LLC has served as our independent registered public accounting firm since its appointment for the fiscal year ending December 31, 2006 by the Board of Directors in February 2006. A representative of Patrizio & Zhao, LLC is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if such representative desires to do so.

AUDIT FEES

Audit fees billed to the Company by Patrizio & Zhao, LLC for its audit of the Company's annual financial statements for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission totaled approximately $72,000. Audit fees billed to the Company by Rosenberg Rich Baker Berman & Company, for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2004 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB filed with the SEC for that fiscal year totaled $58,650.

AUDIT-RELATED FEES

There are no audit-related fees to disclose.

TAX FEES

On March 8, 2006, the Company's Board of Directors approved the hiring of Patrizio & Zhao, LLC for tax return preparation and related services. Tax fees billed to the Company by Patrizio & Zhao, LLC for the preparation of the Company's 2005 tax return totaled approximately $1,500.

ALL OTHER FEES

There are no other fees to disclose.

The Company does not have a standing audit committee, and the entire Board assumes the duties that would be delegated to an audit committee. The principal accountant is engaged each year by the Board of Directors and as such, all fees are pre-approved by the Board of Directors at the beginning of each year.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 6, 2006, the Company determined to dismiss its independent auditors, Rosenberg Rich Baker Berman & Company ("RRBB"), and to engage Patrizio & Zhao, LLC as its new independent auditors. The decision to engage Rosenberg was approved by the Company's Board of Directors.

During the two most recent years of the Company ended December 31, 2005 and 2004, and through the date of RRBB's dismissal on February 6, 2006, there were no disagreements between the Company and RRBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RRBB's satisfaction, would have caused RRBB to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-B occurred within the two most recent years of the Company ended December 31, 2005 and 2004.

During the two most recent years of the Company ended December 31, 2005 and 2004, and through the date of the engagement of Patrizio & Zhao, LLC on February 6, 2006, the Company did not consult with Patrizio & Zhao, LLC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                                  MISCELLANEOUS

                           2007 STOCKHOLDER PROPOSALS

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company's By-Laws. The Company's By-Laws do not contain such an advance notice provision. For the Company's 2007 Annual Meeting of Stockholders, stockholders must submit such written notice to the Secretary of the Company on or before March 1, 2007. Stockholders of the Company wishing to include proposals in the proxy material for the 2006 Annual Meeting of Stockholders must submit the same in writing so as to be received by Ya Li, the Secretary of the Company on or before December 16, 2006. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

                                 OTHER BUSINESS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

Based on the Company's review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission (the "SEC") or written representations from certain reporting persons, we believe that during fiscal year 2005, all officers, directors, and greater than ten-percent beneficial owners timely complied with the applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company's annual report to shareholders was mailed along with this proxy statement.


By Order of the Board of Directors


/s/ Ya Li
----------------------------------
Name:  Ya Li
Title: Secretary and Director


April 12, 2006

                               TECHEDGE INC. PROXY
                  FOR ANNUAL MEETING TO BE HELD ON MAY 31, 2006

The undersigned stockholder of Techedge Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Peter Wang and Ya Li, or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. (EST) at the Company's executive offices located at 33 Wood Avenue South, Iselin, New Jersey on May 31, 2006, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL.

1.  Elect three Directors   1. Peter Wang     2. Ya Li         3. Charles Xue

       |_| FOR all nominees listed above      |_| WITHHOLD AUTHORITY to vote
           (except those whose names or           for all nominees listed above.
           numbers have been written on
           the line below)

       ---------------------------------

2. Proposal to ratify the appointment of Patrizio & Zhao, LLC as the Company's independent registered public accounting firm for the 2005 fiscal year.

       |_| FOR                   |_| AGAINST                |_| ABSTAIN

4. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


    Date:  _____________, 2006               ----------------------------------

                                             ----------------------------------
                                             PLEASE DATE AND SIGN ABOVE exactly
                                             as name appears at the left,
                                             indicating, where proper, official
                                             position or representative
                                             capacity. For stock held in joint
                                             tenancy, each joint owner should
                                             sign.


                                       22